SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             -----------------------


                       Date of Report
                       (Date of earliest
                       event reported):        April 18, 2001


                           SCHULTZ SAV-O STORES, INC.
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             (Exact name of registrant as specified in its charter)


   Wisconsin                     0-549                           39-0600405
---------------          ----------------------                  ----------
(State or other             (Commission File                   (IRS Employer
jurisdiction of                  Number)                    Identification No.)
incorporation)


                  2215 Union Avenue, Sheboygan, Wisconsin 53081
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          (Address of principal executive offices, including zip code)


                                 (920) 457-4433
                         (Registrant's telephone number)



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Item 9.           Regulation FD Disclosure.

Summary of certain terms and conditions of the acquisition of the stock of Brodbeck Enterprises Inc. by Schultz Acquisition Corp.

          On April 17, 2001, Schultz Acquisition Corp., an affiliate of Schultz Sav-O Stores, Inc. ("Schultz"), entered into a definitive purchase agreement to acquire all of the outstanding stock of Brodbeck Enterprises, Inc. ("Brodbeck"). Brodbeck is a privately held company that operates eight supermarkets in Southwestern Wisconsin and Northeastern Illinois under the "Dick's Supermarket" brand name, as well as a bakery and deli manufacturing operation. The cash purchase price for the stock of Brodbeck will be $30 million, less the assumption of approximately $5.2 million of funded debt, and subject to potential adjustment based on the relative level of Brodbeck's net working capital at closing. For the year ended December 31, 2000, Brodbeck recognized net sales of nearly $107 million, pre-tax net income of over $2.8 million and earnings before interest, taxes and depreciation of approximately $5.0 million. Schultz currently believes that it can potentially realize significantly higher earnings before interest, taxes and depreciation results from the acquisition of Brodbeck.

          The closing of the acquisition is subject to Schultz's satisfactory completion of certain due diligence matters, shareholder approval of Schultz's proposed new holding company structure and other typical closing conditions. Subject to satisfactory completion or waiver of all closing conditions, the closing is expected to occur within the next 60 to 90 days. Schultz intends to fund its affiliate's payment of the purchase price using $18 million of its available cash and by borrowing up to approximately $12 million under its new expanded $35 million credit facility with M&I Marshall & Ilsley Bank and Firstar Bank, N.A. Schultz's borrowings under its new expanded credit facility will bear interest at approximately 6% per annum.

          Schultz expects that the acquisition of Brodbeck will have no impact on its 2001 earnings per share because of expected integration and related costs and expenses. However, in 2002, the acquisition is expected to be approximately $0.04 to $0.08 accretive to Schultz's earnings per share, assuming that Schultz can successfully integrate the Dick's organization and achieve on a timely basis the expected benefits, cost savings and other synergies of the acquisition. Of course, the results of Dick's Supermarkets, as well as of Schultz's existing Piggly Wiggly supermarkets, are always subject to the impact of competitive pressures and potential new market entrants. The earnings per share accretion projection assumes that goodwill will be amortized over a 20-year period. Currently, a financial accounting standards board exposure draft, "Business Combination and Intangible Assets," exists that will eliminate the amortization of goodwill effective July 1, 2001. If the exposure draft is approved and takes effect on July 1, 2001, the projected earnings per share accretion will increase by an additional $0.10 on an annualized basis.

          On April 18, 2001, Schultz issued the following press release announcing the acquisition of Brodbeck, which it is hereby furnishing in this Form 8-K.


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                                Contact:
                                Elwood F. Winn, President/CEO
                                (920) 208-4100
                                Attn: Joan Loersch (920) 208-4105

                                Michael R. Houser, Vice Chairman, Exec. VP/CMO
                                (920) 208-4104
                                Attn: Zina Marty (920) 208-4165

FOR IMMEDIATE RELEASE
SCHULTZ AFFILIATE TO ACQUIRE REGIONAL CHAIN WITH OVER $100 MILLION IN SALES

          Dick's Supermarkets will become one of Schultz Sav-O Brands along with Piggly Wiggly(R)

Sheboygan, Wis, April 18, 2001.... Schultz Sav-O Stores, Inc. (Nasdaq: SAVO)
today announced that its affiliate, Schultz Acquisition Corp., has signed a definitive purchase agreement to acquire Brodbeck Enterprises, Inc., the Platteville, Wisconsin-based operator of Dick's Supermarkets. Dick's Supermarkets operates eight stores in Southwestern Wisconsin and Northwestern Illinois. The financial terms and conditions of the acquisition were separately announced by Schultz in its Form 8-K filing with the Securities & Exchange Commission.

Schultz Sav-O Stores recently announced several strategies for long-term growth and profitability including its intention to acquire multiple successful supermarket brands, to broaden its geographical territory and to significantly increase its retail segment. "This acquisition is directly in line with our key strategies and will allow us to aggressively pursue additional shareholder value," said Elwood F. Winn, president and chief executive officer. "After the acquisition is complete, we will market supermarkets under both the Piggly Wiggly and Dick's Supermarkets brand names.

"Dick's Supermarkets is a perfect fit for expansion for Schultz Sav-O Stores. The company has an excellent reputation for quality and is a premier performer. Dick's is number one in market share in each of its markets. We are impressed with its state-of-the-art style of supermarket management and customer focus."

Dick's had sales of over $100 million in 2000. The company operates seven stores in Wisconsin and one in Galena, Illinois. The Wisconsin stores are located in Platteville, Lancaster, Boscobel, Monroe, Darlington, Dodgeville and Prairie du Chien. Dick's will operate as a wholly-owned subsidiary of an affiliate of Schultz Sav-O Stores.

"Dick's was founded by Dick and Helen Brodbeck in 1950 and is currently headed by their son Robert Brodbeck, president and CEO. Bob, a 35-year company veteran, will become president of our Dick's Supermarket brand," said Winn. "We are extremely pleased to have Dick's join the Schultz Sav-O family and to have Bob and the store management teams and members become part of our organization," Winn said.

Winn indicated that Dick's has received several coveted supermarket industry awards, most recently for its use of e-business technology in merchandising. "Dick's was the first supermarket in the nation to offer electronic Internet coupons and is a recognized leader in employing e-marketing and technology," Winn said. "Overall, Dick's has a very similar merchandising style to our Piggly Wiggly brand, with strong promotional programs, targeted marketing, advertising and a savings club loyalty card program," Winn said.


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In addition to the eight stores, Dick's operates a bakery and delicatessen facility in Platteville. In total, Dick's has approximately 1,000 employees. Dick's bakery and deli facility in Platteville will continue to supply Dick's Supermarkets with its trademark fresh signature selections. Schultz Sav-O Stores will be the grocery wholesaler for Dick's Supermarkets.

"We are very pleased to become part of the Schultz Sav-O organization," said Robert Brodbeck. "The Schultz operation is very progressive, much like Dick's, so we feel that our operations will fit well together. Being part of the Schultz Sav-O operation will allow us to take advantage of superior buying power, provide access to capital to perpetuate and grow the brand and make us a much tougher competitor in our markets."

"We strongly believe in our ability to leverage these two strong regional supermarket brands, Dick's and Piggly Wiggly, combining the strength of each while maintaining their individual market uniqueness," said Michael R. Houser, vice chairman, executive vice president and chief marketing officer of Schultz Sav-O Stores. "We will bring to Dick's Supermarkets all the powerful elements of our marketing, merchandising and procurement programs, enabling Dick's to continue to excel with its positive community interaction and customer focus. Our concentrated efforts will also provide Dick's with a more expansive store brand program, additional customer affinity enhancements and a host of national brand promotional and customized event initiatives."

As a follow-up to this release, Schultz Sav-O Stores will host a conference call tomorrow, April 19, 2001, at 2:00 p.m. Eastern/1:00 p.m. Central Daylight Time to discuss this acquisition. Interested parties are invited to call 1-888-469-0689 (press 4433 as passcode, call leader is Elwood Winn).

Schultz Sav-O Stores, Inc. is a supermarket retailer and grocery wholesaler through corporate-owned retail and franchised supermarkets. The franchised and corporate-owned retail supermarkets currently operate under the Piggly Wiggly brand. Schultz Sav-O Stores currently has 71 franchised supermarkets, 19 corporate-owned stores and two distribution centers. Stores are located throughout Wisconsin and Northern Illinois. Sales for Schultz in 2000 were over $500 million.

For more information, please visit Schultz Sav-O's Web site at www.shopthepig.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

          Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company "believes," "anticipates," "expects" or words of similar import. Similarly, statements that describe the Company's future plans, objectives, strategies or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties including, but not limited, to the following: (1) presence of intense competitive market activity in the Company's market areas; (2) ability to identify and develop new market locations for expansion purposes; (3) continuing ability to obtain reasonable vendor marketing funds for promotional purposes; (4) ongoing advancing information technology requirements; (5) ongoing absence of food price inflation; (6) the Company's ability to continue to recruit, train and retain quality franchise and corporate retail store operators; (7) the potential recognition of repositioning charges resulting from potential closures, conversions and consolidations of retail stores due principally to the competitive nature of the industry and to the quality of the Company's retail store operators; and (8) the Company's ability to integrate and assimilate the acquisition of Brodbeck Enterprises, Inc., and to achieve, on a timely basis, the Company's anticipated benefits and synergies thereof. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                      # # #

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           SCHULTZ SAV-O STORES, INC.



Date:  April 18, 2001                      By: /s/ Armand C. Go
                                              ----------------------------------
                                                Armand C. Go
                                                Vice President and Chief
                                                Financial Officer